EXHIBIT 21.1

List of Subsidiaries of Two Rivers Water & Farming

Company	State of Organization	Ultimate Parent	Immediate Parent	% Owner-ship
Two Rivers Water & Farming Company	CO
TR Capital Partners, LLC	CO	Two Rivers Water & Farming Company	Two Rivers Water & Farming Company	100
TRWC, Inc.	CO	Two Rivers Water & Farming Company	Two Rivers Water & Farming	100
HCIC Holdings, LLC	CO	Two Rivers Water & Farming Company	TRWC, Inc.	100
Huerfano-Cucharas Irrigation Company	CO	Two Rivers Water & Farming Company	HCIC Holdings	95
Two Rivers Water LLC	CO	Two Rivers Water & Farming Company	Two Rivers Water & Farming Company	100
Orlando Reservoir No. 2 Company, LLC	CO	Two Rivers Water LLC	Two Rivers Water & Farming Company	100
Two Rivers Farms LLC	CO	Two Rivers Water & Farming Company	Two Rivers Water & Farming Company	100
Two Rivers Farms F-1, Inc.	CO	Two Rivers Water & Farming Company	Two Rivers Farms LLC	100
Two Rivers Farms F-2, Inc.	CO	Two Rivers Water & Farming	Two Rivers Farms LLC	100
Dionisio Farms & Produce, Inc.	CO	Two Rivers Water & Farming Company	Two Rivers Farms LLC	100